EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                        Computation of Earnings Per Share
                        ---------------------------------

Amounts in millions except per share amounts


                                                            Three Months Ended
                                                               September 30
                                                             2004         2003
                                                          ---------    ---------
BASIC NET EARNINGS PER SHARE
Net earnings                                              $   2,001    $   1,761
Preferred dividends, net of tax benefit                          33           33
                                                          ---------    ---------
Net earnings available to common shareholders             $   1,968    $   1,728
                                                          =========    =========

Basic weighted average common shares outstanding            2,540.7      2,593.3
                                                          =========    =========

Basic net earnings per common share                       $    0.77    $    0.67
                                                          =========    =========

DILUTED NET EARNINGS PER SHARE
Net earnings                                              $   2,001    $   1,761
Deduct preferred dividend impact on
       funding of ESOP                                         --              1
                                                          ---------    ---------
Diluted net earnings                                      $   2,001    $   1,760
                                                          =========    =========

Basic weighted average common shares outstanding            2,540.7      2,593.3
Add potential effect of:
       Conversion of preferred shares                         160.1        166.6
       Exercise of stock options and other unvested
          equity awards                                        55.2         37.8
                                                          ---------    ---------

Diluted weighted average common shares outstanding          2,756.0      2,797.7
                                                          =========    =========

Diluted net earnings per common share                     $    0.73    $    0.63
                                                          =========    =========